Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the use in this Registration Statement on Form S-3 of NCS Multistage Holdings, Inc. of our report dated November 13, 2017, relating to the consolidated financial statements of Spectrum Tracer Services, LLC, which appears in the Current Report on Form 8-K/A of NCS Multistage Holdings, Inc. filed on November 13, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ HoganTaylor LLP

Tulsa, Oklahoma

May 7, 2018